Exhibit 99.1
R1 RCM Receives Notice of Filing Delinquency from Nasdaq
MURRAY, UT – November 17, 2023 -- R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced that, as anticipated, it received a letter from Nasdaq’s Listing Qualifications Department indicating that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023 (the “Form 10-Q”), the Company no longer complies with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq-listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “Commission”). On November 13, 2023, the Company filed with the Commission a Notification of Late Filing on Form 12b-25 with respect to the Form 10-Q as a result of its determination to restate certain of its previously issued financial statements.
The Nasdaq notice has no immediate effect on the listing of the Company’s common stock. The Nasdaq notice states that the Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing within 60 calendar days of the date of the notice. Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 days from the Form 10-Q’s filing due date for the Company to regain compliance with Nasdaq’s filing requirements for continued listing.
The Company intends to file the Form 10-Q with the Commission as soon as practicable.
Forward-Looking Statements
This press release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events, including among other things statements regarding the Company’s intent to restate its prior consolidated financial statements for the applicable non-reliance periods, the estimated impact of adjustments to the financial statements for the applicable non-reliance periods, the impact of the Company’s material weakness in internal control over financial reporting and the Company’s disclosure controls and procedures on its financial statements and other public disclosures, the anticipated timing for filing the Company’s restated reports and the Form 10-Q for the third quarter of 2023 and related matters. These statements are often identified by the use of words such as “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words, although not all forward-looking statements contain these identifying words. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risk and uncertainties related to: (i) the Company’s failure to promptly restate the financial statements for the applicable non-reliance periods and file the required reports with the Commission, (ii) the impact of the restatements of the financial statements for the applicable non-reliance periods, and the notice from Nasdaq, on the price of the Company’s common stock, the Company’s reputation, the Company’s relationships with its investors, suppliers, customers, employees and other parties and (iii) the Company’s ability to regain compliance with Nasdaq’s timely filing requirements for continued listing within the applicable cure period. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and any other periodic reports that the Company may file with the Commission. Subsequent events and developments, including actual results or changes in the Company’s assumptions, may cause the Company’s views to change. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law. You are cautioned not to place undue reliance on such forward-looking statements.
About R1 RCM
R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of hospitals, health systems, and medical groups. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.
Contact:

R1 RCM Inc.

Investor Relations:
Evan Smith, CFA
516.743.5184
investorrelations@r1rcm.com

Media Relations:
Allison + Partners
Amanda Critelli
R1PR@allisonpr.com